Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

December 2010 Performance Update

The Frontier Fund Supplement Dated December 31, 2010 to Prospectus Dated April 30, 2010

The Frontier Fund Class 2 Original

T H E    F RO N T I E R    F U N D’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

December performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	December 31, 2010	December 31, 2010	NAV / Unit
	MTD	YTD
Balanced Series-2	3.94%	14.70%	$159.46
Balanced Series-2a	3.86%	13.65%	$133.66
Campbell/Graham/Tiverton Series-2	2.99%	8.78%	$131.73
Currency Series-2	-0.67%	4.48%	$95.43
Long/Short Commodity Series-2	6.88%	20.21%	$153.26
Winton/Graham Series-2	4.10%	12.19%	$144.04
Winton Series-2	4.12%	18.36%	$153.99
Long Only Commodity Series-2	9.47%	14.86%	$103.71
Managed Futures Index Series-2	5.88%	6.94%	$129.69

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of December 31, 2010. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$6,932,797.33
Unrealized trading gain/(loss)			(3,375,580.83)
Less: commissions			(94,337.99)
Less: FCM fees			(28,004.99)
Foreign currency gain/(loss)			28,976.81
Interest income			2,732.92

Total Income			3,466,583.25

EXPENSES

Management fees			44,382.53
Incentive fees			510,545.65

Total Expenses			554,928.18

Net Income (Loss)			$2,911,655.07

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	487,076.67056	$74,726,357.11	153.42
Current month additions	—	—
Current month redemptions	(5,967.10234)	(922,284.65)
Net Income (loss) for current month		2,911,655.07

Net Asset Value, end of current month	481,109.56822	$76,715,727.53	159.46

	Monthly rate of return		3.94%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Balanced Series 2

THE FRONTIER FUND BALANCED SERIES - 2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$320,569.43
Unrealized trading gain/(loss)			(155,906.07)
Less: commissions			(4,351.20)
Less: FCM fees			(1,293.18)
Foreign currency gain/(loss)			1,338.87
Interest income			3,868.02

Total Income			164,225.87

EXPENSES

Trading Fee			6,190.82
Management fees			2,051.61
Incentive fees			23,531.71

Total Expenses			31,774.14

Net Income (Loss)			$132,451.73

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	26,653.39027	$3,429,922.74	128.69
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		132,451.73

Net Asset Value, end of current month	26,653.39027	$3,562,374.47	133.66

	Monthly rate of return		3.86%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Balanced Series 2a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$137,141.97
Unrealized trading gain/(loss)			179,002.90
Less: commissions			(9,930.05)
Less: FCM fees			(3,517.84)
Foreign currency gain/(loss)			3,149.69
Interest income			907.84

Total Income			306,754.51
EXPENSES

Management fees			27,866.19
Incentive fees			33,105.41

Total Expenses			60,971.60

Net Income (Loss)			$245,782.91

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	64,802.75455	$8,288,853.65	127.91
Current month additions	—	—
Current month redemptions	(1,138.53520)	(148,304.20)
Net Income (loss) for current month		245,782.91

Net Asset Value, end of current month	63,664.21935	$8,386,332.36	131.73

	Monthly rate of return		2.99%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(107,345.83)
Unrealized trading gain/(loss)			22,447.70
Net change in inter-series payables			86,981.09
Less: FCM fees			(5,685.58)
Interest income			7,636.74

Total Income			4,034.12

EXPENSES

Management fees			9,371.34
Incentive fees			—

Total Expenses			9,371.34

Net Income (Loss)			$(5,337.22)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	8,195.17104	$787,384.45	96.08
Current month additions	—	—
Current month redemptions	(257.34510)	(24,529.12)
Net Income (loss) for current month		(5,337.22)

Net Asset Value, end of current month	7,937.82594	$757,518.11	95.43

	Monthly rate of return		-0.67%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,813,210.70
Unrealized trading gain/(loss)			(582,082.99)
Less: commissions			(12,915.79)
Less: FCM fees			(6,299.84)
Foreign currency gain/(loss)			141.00
Interest income			15,744.72

Total Income			1,227,797.80

EXPENSES

Management fees			63,756.35
Incentive fees			154,802.12

Total Expenses			218,558.47

Net Income (Loss)			$1,009,239.33

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	103,443.59748	$14,833,077.24	143.39
Current month additions	—	—
Current month redemptions	(1,756.13868)	(257,338.62)
Net Income (loss) for current month		1,009,239.33

Net Asset Value, end of current month	101,687.45880	$15,584,977.95	153.26

	Monthly rate of return		6.88%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$244,085.21
Unrealized trading gain/(loss)			364,559.39
Less: commissions			(7,365.12)
Less: FCM fees			(4,852.68)
Foreign currency gain/(loss)			823.01
Interest income			5,861.06

Total Income			603,110.87

EXPENSES

Management fees			33,789.09
Incentive fees			107,246.77

Total Expenses			141,035.86

Net Income (Loss)			$462,075.01

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	81,634.42886	$11,294,667.12	138.36
Current month additions	—	—
Current month redemptions	(1,014.22228)	(144,550.63)
Net Income (loss) for current month		462,075.01

Net Asset Value, end of current month	80,620.20658	$11,612,191.50	144.04

	Monthly rate of return		4.10%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Winton/Graham Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$297,582.00
Unrealized trading gain/(loss)			260,797.65
Less: commissions			(1,176.61)
Less: FCM fees			(4,694.38)
Foreign currency gain/(loss)			(326.16)
Interest income			7,337.66

Total Income			559,520.16

EXPENSES

Management fees			22,788.49
Incentive fees			86,863.86

Total Expenses			109,652.35

Net Income (Loss)			$449,867.81

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	73,826.92782	$10,918,587.89	147.89
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		449,867.81

Net Asset Value, end of current month	73,826.92782	$11,368,455.70	153.99

	Monthly rate of return		4.12%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$75,710.54
Unrealized trading gain/(loss)			(1,135.09)
Less: commissions			—
Less: FCM fees			(346.81)
Foreign currency gain/(loss)			—
Interest income			1,295.23

Total Income			75,523.87
EXPENSES

Management fees			918.54
Incentive fees			—

Total Expenses			918.54

Net Income (Loss)			$74,605.33

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	8,362.82902	$792,260.46	94.74
Current month additions	—	—
Current month redemptions	(222.20220)	(22,588.23)
Net Income (loss) for current month		74,605.33

Net Asset Value, end of current month	8,140.62682	$844,277.56	103.71

	Monthly rate of return		9.47%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$17,210.65
Unrealized trading gain/(loss)			199,615.06
Less: commissions			(1,688.22)
Less: FCM fees			(1,571.34)
Foreign currency gain/(loss)			326.66
Interest income			6,100.78

Total Income			219,993.59

EXPENSES

Management fees			7,870.61
Incentive fees			—

Total Expenses			7,870.61

Net Income (Loss)			$212,122.98

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	29,578.52865	$3,623,067.23	122.49
Current month additions	—	—
Current month redemptions	(494.55511)	(63,178.95)
Net Income (loss) for current month		212,122.98

Net Asset Value, end of current month	29,083.97354	$3,772,011.26	129.69

	Monthly rate of return		5.88%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Managed Futures Index Series 2